Exhibit 99.1

FOR IMMEDIATE RELEASE

DAVI SKIN, INC. LUXURY SKINCARE LINE LAUNCHING FALL 2006
EXCLUSIVELY AT BERGDORF GOODMAN

Marina Del Rey, CA — Davi Skin, Inc. (OTCBB:  DAVN) is pleased to announce Bergdorf Goodman as its exclusive retail partner for the launch of Davi’s line of luxury skincare products this fall.  The initial nine Davi products will be available in both the Women’s and Men’s Bergdorf Goodman stores.  Bergdorf Goodman is owned by the Neiman Marcus Group, which over the last century has focused on serving the luxury retail market through its over 35 retail locations.

“Partnering with Bergdorf Goodman is a natural fit for us, as both Davi and Bergdorf Goodman cater to the most discerning clients.  We are thrilled to debut Davi in such a prestigious department store,” stated Joseph Spellman, President of Davi.

“My family is know for making wines that can sit with the finest wines in the world.  With Davi, we aimed to do the same thing for cosmetic industry, creating a luxurious anti-aging line that is among the best in the business,” said Carlo Mondavi, Co-founder, Davi.

All Davi products contain Meritage, a proprietary ingredient developed in conjunction with a lab in Lyon, France.  Meritage is an anti-aging antioxidant complex in a microencapsulated form which is designed to preserve the longevity of the formula and its benefits.  Meritage serves as the basis of every Davi product, including Le Grand Cru, an anti-aging face cream, that is the centerpiece of both the Women’s and Men’s lines. In addition, the collections include a daily lotion, SPF 30 for women and SPF 15 for men, and a cleanser.  The women’s line also offers a toner while the men’s range contains a shaving and aftershave cream.  Product pricing is anticipated to range from $25 for Reserve Shave Cream to $175 for Le Grand Cru.

According to Ed Burstell, senior vice president and general merchandise manager of beauty, footwear and accessories at Bergdorf Goodman, the collection has tremendous potential and growth opportunity because it not only targets the women’s market, but also the men’s, a “market that is sometimes ignored when it comes to luxury skin care.”  Said Burstell, “This is a company that understands luxury.”

About Davi

Davi Skin, Inc. was founded by Carlo Mondavi and Joshua LeVine in March 2004 to develop, manufacture and distribute luxury skincare products for men and women, harnessing the antioxidant health benefits of fermented grape extracts.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Forward-looking statements regarding product launch are subject to a number of risks and uncertainties, including (but not limited to) unforeseen changes in the purchasing plans of the Company’s retailing partners and customers and inherent difficulties in predicting the timing of product orders and shipments.  Forward-looking statements regarding the Company’s market penetration are subject to risks and uncertainties due to market acceptance of a new product, national and regional economic conditions that impact consumer confidence and discretionary spending, as well as other factors outside of the Company’s control.  Forward-looking statements speak only as of the dates on which they were made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company’s filings with the United States Securities and Exchange Commission.